                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in (a) the Registration Statement of Dover Corporation on Form S-8 (File No. 33-45661), (b) the Registration Statement of Dover Corporation on Form S-8 (File No. 33-11229), (c) the Registration Statement of Dover Corporation on Form S-8 (File No. 33-01419), and (d) the Registration Statement of Dover Corporation on Form S-3 (File No. 333-47396) of our report dated February 2, 2001, relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 2001, relating to the financial statement schedule, which appears in this Form 10-K.



                                                      PricewaterhouseCoopers LLP



New York, New York
March 14, 2001